Exhibit 3.5

THIRD AMENDMENT OF TWENTY-FIRST RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 455.

In affirmation thereof, the facts stated above are true.

Dated:  April 22, 2019

General Partner:

By _/s/ Penny Pennington__________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Klassen, Lisa Marie	4/1/19	12555 Manchester Road	St. Louis, MO 63131
Mack, Michael Scott	4/1/19	12555 Manchester Road	St. Louis, MO 63131
Walton, Chad Shane	4/1/19	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Michael S. Mack and Elizabeth J. Mack Living Revocable Trust	4/1/19	12555 Manchester Road	St. Louis, MO 63131
The Lisa M. Klassen Revocable Living Trust	4/1/19	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Third Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.